UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 22, 2022
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BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 Main Campus Drive
Raleigh, NC 27606
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2022, Bandwidth Inc., a Delaware corporation (“Bandwidth” or the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with Anthony F. Bartolo, who will serve as the Company’s Chief Operating Officer.
The principal terms of the Employment Agreement with Mr. Bartolo provide that:
•Mr. Bartolo’s employment with the Company will commence on February 28, 2022 (the “Effective Date”) and will continue until December 31, 2022, subject to automatic extensions for successive one-year periods unless either the Company or Mr. Bartolo provides the other party timely notice of non-renewal and subject to earlier termination in accordance with the terms of the Employment Agreement.
•Mr. Bartolo’s initial base salary will be $400,000 on an annualized basis.
•Mr. Bartolo’s target incentive amount under the Company’s annual cash incentive program will be 75% of his annual base salary, provided that his award for 2022 will be pro-rated for his partial year of employment.
•Mr. Bartolo will receive an award of a number of restricted stock units (“RSUs”) equal to $3,000,000 divided by the closing sales price of a share of Class A common stock of Bandwidth on the date of grant. The RSUs will vest in four equal annual installments following the Effective Date, subject to Mr. Bartolo’s continued service to the Company.
•Mr. Bartolo will receive a one-time signing bonus of $700,000, payable, (a) as to 50% of the bonus, on the first payroll date following the Effective Date, and (b) as to the remaining 50% of the bonus, on the first payroll date following the first anniversary of the Effective Date. In the event that Mr. Bartolo resigns without Good Reason, or the Company terminates Mr. Bartolo for Cause, in either case within the first 24 months of his employment, Mr. Bartolo must repay the full gross amount of this bonus to the Company.
•If Mr. Bartolo’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement, which includes a non-renewal of the term by the Company), or if Mr. Bartolo resigns for Good Reason (as defined in the Employment Agreement) (either, a “Qualifying Termination”) (a) Mr. Bartolo will receive severance payments equal to (i) 100% of his base salary, plus (ii) 100% of his target cash incentive bonus, plus (iii) any unpaid portion of the signing bonus, plus (iv) a healthcare stipend (grossed up for taxes) in an amount sufficient to facilitate Mr. Bartolo’s purchase of comparable healthcare coverage for 12 months, all payable over a 12 month period, and (b) any time-based RSUs scheduled to vest within the 6 months following Mr. Bartolo’s termination will become fully vested. Upon a Qualifying Termination within 12 months following a change in control of the Company, (a) Mr. Bartolo will receive severance payments equal to (i) 150% of his base salary, plus (ii) 150% of his target cash incentive bonus, plus (iii) a healthcare stipend (grossed up for taxes) in an amount sufficient to facilitate Mr. Bartolo’s purchase of comparable healthcare coverage for 18 months, all payable over an 18 month period, and (b) any time-based RSU awards will become fully vested. Mr. Bartolo will be subject to a non-competition and non-solicitation restriction for a period of 12 months after the termination of his employment.
•In addition to the compensation described above, the Company has agreed to fund all reasonable defense costs with respect to any litigation or threatened litigation related solely to an alleged breach of Mr. Bartolo’s agreement not to compete with a former employer, and the Company will reimburse Mr. Bartolo for 50% of any damages payable in connection with any such action.
The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On February 22, 2022, the Company issued a press release announcing Mr. Bartolo will join the Company as Chief Operating Officer of the Company, effective February 28, 2022. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 22, 2022, between the Company and Mr. Bartolo
99.1	Bandwidth Inc. press release, dated February 22, 2022
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: February 22, 2022	By:	/s/ R. Brandon Asbill
	Name:	R. Brandon Asbill
	Title:	General Counsel